UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2020

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard,
St. Louis,	Missouri	63105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	CNC	NYSE

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d) On December 15, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Centene Corporation (the “Company”) adopted new forms of Restricted Stock Unit Agreements (the “RSUs”) and Performance Based Restricted Stock Unit Agreements (the “PSUs”) pursuant to the Company’s 2012 Stock Incentive Plan, as amended (the “2012 Plan”), and a new form of Long-Term Incentive Plan Agreement (the “LTIP Award Agreement”, and together with the RSUs, the PSUs, the “New Award Agreements”) pursuant to the Company’s 2007 Long-Term Executive Compensation Plan (the “LTIP”). Each of the New Award Agreements were used to make long-term incentive awards for the Company’s 2021-2023 performance cycle to certain members of the Company’s senior management team, including the Company's named executive officers, and the Company anticipates such award forms will be used for future awards. The Compensation Committee believes that the New Award Agreements support the Company’s compensation philosophy and objectives, as well as the interests of the Company’s stockholders.

The New Award Agreements have material terms that are substantially similar to those in the current forms of such award agreements previously disclosed by the Company, except the New Award Agreements provide for a “double trigger” for acceleration of the awards thereunder in the event of a Change in Control (as defined in the New Award Agreements). In particular, the New Award Agreements each provide that, in the event of a Change in Control, vesting will accelerate if the participant’s employment is terminated within 24 months following the Change in Control either without Cause (as defined in the New Award Agreements) or by the participant for Good Reason (as defined in the New Award Agreements), subject to customary notice and cure provisions.

Pursuant to the RSUs, the awards thereunder become 100% vested on the participant’s date of termination. Pursuant to the PSUs, awards thereunder that are not vested at the time of the participant’s termination will vest at the greater of the actual performance level at the time of the Change in Control event or at target performance level, and other vesting criteria will be deemed met as of the date of the Participant’s termination. Pursuant to the LTIP Awards, cash awards thereunder will be paid out to the participant within 30 days following a termination of employment an amount equal to the greater of the actual performance level at the time of the Change in Control event or 100% target performance level.

The foregoing summary of the terms of each of the New Award Agreements does not purport to be complete and is qualified in its entirety by reference to the terms of the forms of each of the New Award Agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Agreement #4 (under the 2012 Stock Incentive Plan, As Amended)
10.2	Form of Performance Based Restricted Stock Unit Agreement #4 (under the 2012 Stock Incentive Plan, As Amended)
10.3	Form of Long-Term Incentive Plan Agreement #3 (under the 2007 Long-Term Incentive Plan, As Amended)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	December 21, 2020	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President & Chief Financial Officer